EXHIBIT 10.1


                                    AGREEMENT

                                       AND

                                 PLAN OF MERGER

                                  BY AND AMONG

               APOLLO ACQUISITION II, INC., a Florida corporation,

         APOLLO INTERNATIONAL OF DELAWARE, INC., a Delaware corporation,

               TRANS-WORLD POWERNET, INC., a Florida corporation,

                                       AND

                                CHIHKAI J. TANG,

                                  LYE HIN LIM,

                                 SIU-IENG TANG,

                                CHIH CHIEN TANG,

                                  YU NAN TANG,

                                  YUEN-FONG LAU


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                                TABLE OF CONTENTS

1. THE MERGER................................................................1
  1.1 The Merger.............................................................1
  1.2 Effectiveness of the Merger............................................2
  1.3 Effect of the Merger...................................................2
  1.4 Surviving Corporation..................................................2
  1.5 Status and Conversion of Shares........................................2
  1.6 Books and Records......................................................2
2. MERGER CONSIDERATION......................................................2
  2.1 Merger Consideration...................................................2
3. FURTHER ASSURANCES........................................................3
4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.........................3
5. REPRESENTATIONS AND WARRANTIES OF APOLLO..................................3
6. THE STOCKHOLDER'S OBLIGATIONS BEFORE THE CLOSING DATE.....................3
  6.1 Access to Information..................................................3
  6.2 Conduct of Business in Normal Course...................................4
  6.3 Preservation of Business and Relationships.............................4
  6.4 Maintenance of Insurance...............................................4
  6.5 Corporate Matters......................................................4
7. ADDITIONAL AGREEMENTS OF THE PARTIES......................................5
  7.1 Confidentiality........................................................5
  7.2 Due Diligence Investigation............................................6
  7.3 Additional Representations and Warranties of the Stockholder...........6
  7.4 Additional Agreements and Instruments..................................6
  7.5 Non-Interference.......................................................6
  7.6 Appointment of John Tang as Director...................................6
  7.7 Publicity..............................................................6
  7.8 PTE (Singapore) Project................................................6
8 CONDITIONS PRECEDENT TO APOLLO PERFORMANCE.................................7
  8.1 Accuracy of Representations and Warranties.............................7
  8.2 Performance............................................................7
  8.3 Certification..........................................................7
  8.4 Resolutions............................................................7
  8.5 Good Standing Certificates.............................................7
  8.6 Absence of Litigation..................................................7
  8.7 Non-Competition Agreement..............................................7
  8.8 Consents...............................................................8
  8.9 Settlement of Accounts.................................................8
  8.10 Condition of Property.................................................8
  8.11 No Material Adverse Change............................................8
  8.12 Resignations; Banking Arrangements....................................8
  8.13 Satisfactory Due Diligence Investigation..............................8
  8.14 Lessor's Consent......................................................8
  8.15 Underwriter Approval..................................................8
  8.16 Execution and Delivery of Exhibits....................................8
  8.17 Proceedings and Instruments Satisfactory..............................9
  8.18 Stockholder Voting Agreement..........................................9
  8.19 Employment Following the Merger.......................................9
  8.20 Fairness Opinion......................................................9
9. CONDITIONS PRECEDENT TO THE COMPANY'S AND THE STOCKHOLDER'S PERFORMANCE...9
  9.1 Accuracy of Representations and Warranties.............................9


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  9.2 Performance............................................................9
  9.3 Certification..........................................................9
  9.4 Resolutions............................................................9
  9.5 Execution and Delivery of Exhibits....................................10
  9.6 Proceedings and Instruments Satisfactory..............................10
10. CLOSING.................................................................10
  10.1  Place and Date of Closing...........................................10
  10.2  Actions at Closing..................................................10
11. TERMINATION OF AGREEMENT................................................10
  11.1  General.............................................................10
  11.2  Effect of Termination...............................................10
12. INDEMNIFICATION.........................................................11
  12.1  General.............................................................11
  12.2  Limitations on Certain Indemnity....................................11
  12.3  Claims for Indemnity................................................11
  12.4  Right to Defend.....................................................12
13. POST-CLOSING EVENTS.....................................................12
  13.1  Accounting Cooperation..............................................12
14. COSTS...................................................................12
  14.1  Finder's or Broker's Fees...........................................12
  14.2  Expenses............................................................13
15. PARTIES.................................................................13
  15.1  Parties in Interest.................................................13
  15.2  Notices.............................................................13
16. MISCELLANEOUS...........................................................14
  16.1  Amendments and Modifications........................................14
  16.2  Non-Assignability; Binding Effect...................................14
  16.3  Severability........................................................14
  16.4  Attorneys' Fees.....................................................14
  16.5  Governing Law; Jurisdiction.........................................14
  16.6  Effect of Headings..................................................14
  16.7  Entire Agreement; Waivers...........................................14
  16.8  Counterparts........................................................15


Exhibit A - Sample Form of Articles of Merger
Exhibit A-1 - Representations and Warranties of Stockholder
Exhibit A-2 - Representations and Warranties of Apollo
Exhibit B - Subscription Agreement


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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), entered into as of this 21st day of November, 1997, by and among APOLLO ACQUISITION II, INC., a Florida corporation having its offices at 6542 N. US Hwy. 41, Suite 215, Apollo Beach, Florida 33760 (the "Merger Subsidiary"); APOLLO INTERNATIONAL OF DELAWARE, INC., a Delaware corporation having its offices at 6542 N. US Hwy. 41, Suite 215, Apollo Beach, Florida 33760 ("Apollo"); TRANS-WORLD POWERNET, INC., a Florida corporation having its offices at 15251 Roosevelt Blvd., #209, Clearwater, Florida 33960 (the "Company"); and CHIHKAI J. TANG ("C. Tang"), LYE HIN LIM ("Lim"), SIU-IENG TANG, ("S. Tang"), CHIH CHIEN TANG, ("C.C. Tang"), YU NAN TANG, ("Y. Tang"), and YUEN-FONG LAU ("Lau") each having an address at 15251 Roosevelt Blvd., #209, Clearwater, Florida 33760 (C. Tang, Lim, S. Tang, C.C. Tang, Y. Tang and Lau are hereinafter referred to collectively as the "Stockholder").


                                   WITNESSETH:

     WHEREAS, the Stockholder is the record and beneficial owner of all of the issued and outstanding shares of the capital stock of the Company (the "Stock"); and the Company is engaged primarily in the business of power substation automation and utility networking solutions; and

     WHEREAS, the Merger Subsidiary is the wholly-owned subsidiary of Apollo, which Merger Subsidiary will statutorily merge with and into the Company (such merger being referred to herein as the "Merger") and thereby vest title in all of the outstanding shares of the Company in the name of Apollo, pursuant to and in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the Board of Directors and the Stockholder of the Company, the Board of Directors of Apollo and the Board of Directors of the Merger Subsidiary and Apollo, as sole stockholder of the Merger Subsidiary, have all authorized and approved the Merger and the consummation of the other transactions contemplated by this Agreement, all on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

     1. THE MERGER

          1.1 The Merger. At the time of the Closing on the Closing Date (as hereinafter defined) and in accordance with the provisions of this Agreement and the applicable provisions of the corporation laws of the jurisdiction in which the Merger is to take place (in such instance, "Applicable Law"), the Merger Subsidiary shall be merged with and into the Company, in accordance with the terms and conditions of this Agreement and a certificate of merger in substantially the form of EXHIBIT A annexed hereto, subject to such changes as to form (but not substance) as may be required by Applicable Law, hereinafter referred to as the "Articles of Merger". The Company shall be the surviving corporation of the Merger (the Company, in such capacity, being hereinafter sometimes referred to as the "Surviving Corporation"). Thereupon, the separate existence of the Merger Subsidiary shall cease, and the Company, as the Surviving Corporation, shall continue its corporate existence under Applicable Law under its current name.


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          1.2 EFFECTIVENESS OF THE MERGER. As soon as practicable upon or after the satisfaction or waiver of the conditions precedent set forth in Sections 8 and 9 of this Agreement, the Merger Subsidiary and the Company will execute appropriate Articles of Merger, and shall file or cause to be filed such Articles of Merger with the Secretary of State of the jurisdiction in which the Merger Subsidiary and Company are incorporated; and the subject Merger shall become effective as of the date thereof, and the Closing shall be deemed to occur as of the last such effective date in accordance with Section 10 of this Agreement.

          1.3 EFFECT OF THE MERGER. Upon the effectiveness of the Merger, (a) the Surviving Corporation shall own and possess all assets and property of every kind and description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises and authority of a public as well as of a private nature, of the Merger Subsidiary and Company (the "Constituent Corporations"), and all obligations owed to, belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation pursuant to Applicable Law without further act or deed, and (b) the Surviving Corporation shall be liable for all claims, liabilities and obligations of the Constituent Corporations, all of which shall become and remain the obligations of the Surviving Corporation pursuant to Applicable Law without further act or deed.

          1.4 SURVIVING CORPORATION. Upon the effectiveness of the Merger, the Articles of Incorporation, By-Laws, directors and officers of the Surviving Corporation shall be identical to those of the Company as in effect immediately prior to the effectiveness of such Merger, subject, however, to those resignations tendered in accordance with Section 8.12 of this Agreement (all of which shall be deemed effective upon the effectiveness of such Merger).

          1.5 STATUS AND CONVERSION OF SHARES. Upon the effectiveness of the
Merger:

               (a) Each share of common stock of the Merger Subsidiary outstanding immediately prior to the effectiveness of the Merger shall be converted into and shall become one (1) share of common stock of the Surviving Corporation; and

               (b) Each share of capital stock of the Company (the "Company Stock") issued and outstanding immediately prior to the effectiveness of the Merger shall be canceled and extinguished and converted into the right to receive a proportionate amount of the consideration payable in respect of all of the outstanding shares of such Company Stock pursuant to Section 2 of this Agreement. Such consideration shall be paid and delivered to the Stockholder, as the only holder of the outstanding Company Stock, upon surrender to the Surviving Corporation of the certificates representing such shares of outstanding Company Stock at the time and place of the Closing as provided in
Section 10 of this Agreement.

          1.6 BOOKS AND RECORDS. On the Closing Date, the Stockholder shall deliver, and shall cause the Company to deliver, to Apollo all of the stock books, records and minute books of the Company, all financial and accounting books and records of the Company, all tax returns and records of the Company, and all supplier, client, customer, sales and other business records of the Company.

     2. MERGER CONSIDERATION.

          2.1 MERGER CONSIDERATION. In exchange for 100% of the issued and outstanding shares of capital stock of the Company, the consideration to be received by the Stockholder in the Merger (the "Merger Consideration") shall consist of the following:


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               (a) An amount in cash (the "Cash Consideration") which shall equal the aggregate sum of Two Hundred Thousand Dollars ($200,000.00) in immediately available funds payable in two equal installments of $100,000; the first installment shall be due and payable on the Closing Date, and the second installment shall be due and payable on the first anniversary of the Closing Date; and

               (b) An aggregate of 240,000 shares of Common Stock of Apollo (the "Apollo Stock" or "Apollo Shares") shall be delivered to the Stockholder on the Closing Date, which Apollo Stock shall not be registered under the Securities Act of 1933, as amended, and which shall be subject to the same underwriter's lock-up (the "Underwriter Lock-Up") as shares held by officers and directors of Apollo. In accordance with the terms of the Underwriter Lock-Up, the Stockholder will not, from the date hereof through the period ending July 10, 1999, without the prior consent of May Davis Group, Inc., publicly sell any securities of Apollo owned directly or indirectly by the Stockholder or owned beneficially by the Stockholder, or otherwise sell or transfer such securities unless the transferee agrees in writing to be bound by the terms of the Underwriter Lock-Up. Upon expiration of the Underwriter Lock-Up, the Apollo Shares may be sold by each Stockholder in accordance with Rule 144.

               (c) The shares of Apollo Stock issued at the Closing shall be subject to the terms and conditions of the Subscription Agreement in the form of EXHIBIT B annexed hereto and made a part hereof as concerns, among other things, Stockholder investment intent and acknowledgment of (i) disclosure made by Apollo and (ii) transfer restrictions on the Apollo Stock.

     3. FURTHER ASSURANCES.

     From time to time from and after the Closing, the parties shall execute and deliver, or cause to be executed and delivered, any and all such further agreements, certificates and other instruments, and shall take or cause to be taken any and all such further action, as any of the parties may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

     Each Stockholder, jointly and severally hereby represents and warrants to Apollo and the Merger Subsidiary as to the representations and warranties set forth in EXHIBIT A-1.

     5. REPRESENTATIONS AND WARRANTIES OF APOLLO.

     Apollo represents and warrants jointly and severally to each of the Stockholders as to the representations and warranties set forth in EXHIBIT A-2.

     6. THE STOCKHOLDER'S OBLIGATIONS BEFORE THE CLOSING DATE.

     The Company and Stockholder jointly and severally covenant and agree that, from the date hereof until the Closing Date:

          6.1 ACCESS TO INFORMATION. The Company and the Stockholder shall permit Apollo and its counsel, accountants and other representatives, to have reasonable access during normal business hours to all properties, books, accounts, records, contracts, documents and information relating to the Company, and shall, not less than ten days prior to the Closing Date, provide Apollo and the Buyer with


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unaudited financial statements of the Company for the nine months ended
September 30, 1997 (collectively, the "Unaudited Financial Statements"), and if the Closing Date shall be later than December 31, 1997, audited financial statements of the Company for such later period as shall be requested by Apollo. Such Unaudited Financial Statements shall include balance sheets, statements of operations, statements of stockholders' equity, statements of cash flows and appropriate notes thereto, and shall be prepared in accordance with Regulation S-X, as promulgated under the Securities Act of 1933, as amended. The Company and Stockholder shall also provide Apollo's accountants, Most Horowitz & Co. ("MHC"), with all such representation letters, indemnification agreements and other materials as shall be reasonably requested by MHC. Apollo and its representatives shall also be permitted to freely consult with the Company's counsel concerning the business of the Company.

          6.2 CONDUCT OF BUSINESS IN NORMAL COURSE. The Company shall carry on its business activities in substantially the same manner as heretofore conducted, and shall not make or institute any unusual or novel methods of service, sale, purchase, lease, management, accounting or operation that will vary materially from those methods used by the Company as of the date hereof, without in each instance obtaining the prior written consent of Apollo.

          6.3 PRESERVATION OF BUSINESS AND RELATIONSHIPS. The Company shall, without making or incurring any unusual commitments or expenditures, use its best efforts to preserve its business organization intact and to preserve its present relationships with referral sources, clients, customers, suppliers and others having business relationships with it.

          6.4 MAINTENANCE OF INSURANCE. The Company shall continue to carry its existing insurance, to the extent obtainable upon reasonable terms.

          6.5 CORPORATE MATTERS. The Company and/or the Stockholder shall not, without the prior written consent of Apollo:

               (a) amend its Articles of Incorporation or By-Laws, except as may otherwise be required hereunder;

               (b) issue any shares of its capital stock;

               (c) issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of its capital stock might be directly or indirectly issued;

               (d) amend, cancel or modify any Material Contract or enter into any material new agreement, commitment or transaction except, in each instance, in the ordinary course of business;

               (e) pay, grant or authorize any salary increases or bonuses except in the ordinary course of business and consistent with past practice, or enter into any employment, consulting or management agreements;

               (f) modify in any material respect any material agreement to which it is a party or by which it may be bound, except in the ordinary course of business;

               (g) make any change in its management personnel;


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               (h) except pursuant to commitments in effect on the date hereof
(to the extent disclosed in this Agreement or in any Schedule hereto), make any capital expenditure(s) or commitment(s), whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $5,000.00 in the aggregate;

               (i) sell, assign or dispose of any capital asset(s) with a net book value in excess of $5,000.00 as to any one item;

               (j) materially change its method of collection of accounts or notes receivable, accelerate or slow its payment of accounts payable, or prepay any of its obligations or liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment practices;

               (k) declare, pay, set aside or make any dividend(s) or other distribution(s) of cash or other property, redeem any outstanding shares of its capital stock, or purchase any outstanding shares of capital stock of or equity interest in any other corporation or entity;

               (l) incur any liability or indebtedness except, in each instance, in the ordinary course of business;

               (m) subject any of its assets or properties to any further liens or encumbrances, other than Permitted Liens;

               (n) forgive any liability or indebtedness owed to it by any of the stockholders of the Company or any of their respective Affiliates;

               (o) effect any material transaction involving the Company which is not consistent with the past practices of the Company or not in furtherance of the business of the Company; or

               (p) agree to do, or take any action in furtherance of, any of the foregoing.

     7. ADDITIONAL AGREEMENTS OF THE PARTIES.

          7.1 CONFIDENTIALITY. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon Apollo under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by Apollo, the Company and the Stockholder that (a) this Agreement, the Schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (b) all financial information, business records and other non-public information concerning the Company or Apollo which any of Apollo, the Company and the Stockholder or their respective representatives has received or may hereafter receive, shall be maintained in the strictest confidence by Apollo, the Company and the Stockholder and their respective representatives, and shall not be disclosed to any person that is not associated or affiliated with any of Apollo, the Company and the Stockholder and involved in the transactions contemplated hereby, without the prior written approval of the Stockholder or Apollo, as applicable. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the Company or Apollo. In the event that the transactions contemplated hereby shall not be consummated for any reason, each of Apollo, the


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Company and the Stockholder covenants and agrees that neither it nor its representatives shall retain any documents, lists or other writings which they may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of themselves or their representatives, shall be returned to the original source of the material at issue). The parties hereto shall be responsible for any damages sustained by reason of their respective breaches of this Section 7.1, and this Section 7.1 may be enforced by injunctive relief.

          7.2 DUE DILIGENCE INVESTIGATION. At all times prior to the Closing Date, Apollo and its representatives shall be permitted to conduct during normal business hours a full and complete due diligence investigation of the assets, business, properties, financial condition and prospects of the Company, the results of which due diligence investigation shall be satisfactory to Apollo. In connection with such due diligence investigation, the Company shall furnish to Apollo the Unaudited Financial Statements as required under Section 6.1 hereof. The Company and the Stockholder shall, and shall cause the principal executive officers, legal and financial representatives, agents and employees of the Company to, fully cooperate to enable Apollo and its representatives to conduct a full due diligence investigation of the Company, including interviews with personnel and/or contacts with suppliers or customers. Such due diligence investigation shall include, but shall not necessarily be limited to, the audit to be performed by Apollo's accountants as contemplated by Section 6.1 above.

          7.3 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Each Stockholder, jointly and severally, hereby further represents and warrants to Apollo and the Merger Subsidiary, as follows:

          7.4 ADDITIONAL AGREEMENTS AND INSTRUMENTS. On or before the Closing Date, the Stockholder, Apollo and the Merger Subsidiary (as appropriate) shall execute, deliver and file the Articles of Merger and all exhibits, agreements, certificates, instruments and other documents, not inconsistent with the provisions of this Agreement, which, in the opinion of counsel to Apollo, shall reasonably be required to be executed, delivered and filed in order to consummate the Merger and the other transactions contemplated by this Agreement.

          7.5 NON-INTERFERENCE. None of the parties shall cause to occur any act, event or condition which would cause any of their respective representations and warranties made in this Agreement to be or become untrue or incorrect in any material respect as of the Closing Date, or would interfere with, frustrate or render unreasonably expensive the satisfaction by the other party or parties of any of the conditions precedent set forth in Sections 8 and 9 below.

          7.6 APPOINTMENT OF JOHN TANG AS DIRECTOR. Within a reasonable period of time following the Closing Date, Apollo shall use its best efforts to elect John Tang to the Board of Directors of Apollo for a one-year term.

          7.7 PUBLICITY. The Company, Stockholder, Merger Subsidiary and Apollo hereby agree that Apollo will control the text of and the issuance of any public press releases or statements pertaining to the transactions contemplated hereby.

          7.8 PTE (SINGAPORE) PROJECT. The parties acknowledge that the Power Automation Pte. Lts. (Singapore) Ras Lafan project (the "Project") was contracted to the Company in March, 1997. The expected closing date of the Project is December 31, 1997. Until the closing, all aspects of the Project shall be the responsibility of and will be handled by the Stockholder; Apollo will not interfere


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with or participate in the negotiations concerning the closing unless otherwise requested to do so by the parties. All costs, fees and expenses associated with completing the closing of the Project shall be borne solely by the Stockholder, and all revenues and benefits earned and received by Stockholder prior to the closing of the Project shall inure to the benefit of the Stockholder. All costs, fees and expenses associated with the Project subsequent to the closing of the Project shall be borne by Apollo, and all revenues and benefits earned and received from the Project subsequent to its closing shall inure to the benefit of Apollo.

     8. CONDITIONS PRECEDENT TO APOLLO PERFORMANCE.

          The obligations of Apollo to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by Apollo:

          8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Stockholder in this Agreement, in any Schedule(s) hereto, and/or in any written statement delivered to Apollo under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

          8.2 PERFORMANCE. The Company and the Stockholder shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

          8.3 CERTIFICATION. Apollo shall have received a certificate, dated the Closing Date, signed by the Stockholder, certifying, in such detail as Apollo and its counsel may reasonably request, that the conditions specified in Sections 8.1 and 8.2 above have been fulfilled.

          8.4 RESOLUTIONS. Apollo shall have received certified resolutions of the Board of Directors and the stockholders of the Company, in form reasonably satisfactory to counsel for Apollo, authorizing the Company's execution, delivery and performance of this Agreement and the Merger, and all actions to be taken by the Company hereunder.

          8.5 GOOD STANDING CERTIFICATES. The Stockholder shall have delivered to Apollo a certificate or telegram issued by the Secretary of State of the jurisdiction of incorporation of the Company, evidencing the good standing of the Company in its jurisdiction of incorporation as of a date not more than ten
(10) calendar days prior to the Closing Date.

          8.6 ABSENCE OF LITIGATION. No action, suit or proceeding by or before any court or any governmental body or authority, against any Company or any Stockholder or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the business, financial condition, operations or prospects of the Company, or impair the ability of any of the stockholders of the Company to deliver in the Merger all of their common stock of the Company free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever.

          8.7 NON-COMPETITION AGREEMENT. On the Closing Date, the Company, Apollo, and each Stockholder shall execute and deliver to Apollo a two-year non-competition agreement in favor of the Surviving Corporation and Apollo and satisfactory to the parties and their counsel wherein, among


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other things, the Stockholder covenants not to compete with the business presently conducted by Apollo and Surviving Corporation domestically and internationally, and shall not solicit orders for any products from any present or former customers of the Company wherever such present or former customers are located, (the "Non-Competition Agreement").

          8.8 CONSENTS. All necessary disclosures to and agreements and consents of (a) any parties to any Material Contracts and/or any licensing authorities which are material to the Company's business (including all outstanding indebtedness and leases), and (b) any governmental authorities or agencies to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained, shall be in such form as shall be satisfactory to Apollo and true and complete copies thereof shall be delivered to Apollo on or before the Closing Date.

          8.9 SETTLEMENT OF ACCOUNTS. All debts, liabilities and other monetary obligations owed to the Company by any of the stockholders of the Company and/or any of their Affiliates (including, without limitation, amounts owed by Stockholder to the Company) on or prior to the Closing Date, shall have been fully paid to the Company in immediately available funds, such that no such debts, liabilities or obligations shall be outstanding on and after the Closing Date.

          8.10 CONDITION OF PROPERTY. Between the date of this Agreement and the Closing Date, assets of the Company having an aggregate fair market value of $10,000.00 or more shall not have been lost, destroyed or irreparably damaged by fire, flood, explosion, theft or any other cause, unless covered by insurance.

          8.11 NO MATERIAL ADVERSE CHANGE. On the Closing Date, there shall not have occurred any event or condition materially and adversely affecting the financial condition, results of operations or business prospects of the Company from those reflected in the Audited Financial Statements.

          8.12 RESIGNATIONS; BANKING ARRANGEMENTS. The Company and/or the Stockholder shall have delivered to the Surviving Corporation the written resignations, dated and effective on the Closing Date, of such of the officers and directors of the Company as may be requested by Apollo. In addition, to the extent requested by Apollo, the Stockholder shall have executed and delivered such certificates and documents as may be necessary or appropriate to change the authorized signatories on all bank accounts and/or safe deposit boxes maintained by or in the name of the Company.

          8.13 SATISFACTORY DUE DILIGENCE INVESTIGATION. Apollo, in its sole and absolute discretion, shall be satisfied with the results of its due diligence investigation of, without limitation, the Stockholder, the Company, the Company's business and its financial condition.

          8.14 LESSOR'S CONSENT. If required under the Company's lease, the consent of the Lessor to the assignment of the lease of its facilities.

          8.15 UNDERWRITER APPROVAL. The underwriter for Apollo shall have approved the transaction contemplated by this Agreement in form satisfactory to Apollo.

          8.16 EXECUTION AND DELIVERY OF EXHIBITS. On or before the Closing Date, the Company shall have executed and delivered to the Merger Subsidiary the appropriate Articles of Merger, and the Stockholder shall have executed and delivered to the other parties thereto the Subscription Agreement and the Non-Competition Agreement.

          8.17 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to Apollo and its counsel. The Stockholder shall have submitted to Apollo or its representatives for examination the originals or true and correct copies of all records and documents relating to the business and affairs of the Company which Apollo may have requested in connection with said transactions.

          8.18 STOCKHOLDER VOTING AGREEMENT. S The Stockholder and David W. Clarke shall each enter into a stockholder voting agreement pursuant to which each Stockholder shall grant to David W. Clarke its irrevocable proxy to vote the Apollo Shares during the Underwriter Lock-Up.

          8.19 EMPLOYMENT FOLLOWING THE MERGER. At Closing, either Apollo or the Company (as determined in the sole and exclusive discretion of Apollo) shall enter into an employment agreement, in form and substance mutually satisfactory to the parties and their counsel, with John Tang, the terms of which shall expire two (2) years from the Closing Date.

          8.20 FAIRNESS OPINION. Apollo and the Company shall have received reports satisfactory to them from their respective investment bankers as to the fairness of the transaction from a financial perspective to the stockholders of each.

     9. CONDITIONS PRECEDENT TO THE COMPANY'S AND THE STOCKHOLDER'S
PERFORMANCE.

          The obligations of the Company to consummate the Merger and of the Stockholder to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by each Shareholder:

          9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Apollo in this Agreement and/or in any written statement delivered by Apollo under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

          9.2 PERFORMANCE. Apollo shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Apollo on or before the Closing Date.

          9.3 CERTIFICATION. The Stockholder shall have received a certificate, dated the Closing Date, signed by Apollo certifying, in such detail as the Stockholder and its counsel may reasonably request, that the conditions specified in Sections 9.1 and 9.2 above have been fulfilled.

          9.4 RESOLUTIONS. The Stockholder shall have received certified resolutions of the Board of Directors of Apollo and the Merger Subsidiary, in form reasonably satisfactory to counsel for the Stockholder, authorizing the Merger and Apollo's execution, delivery and performance of this Agreement and all actions to be taken by Apollo and the Merger Subsidiary hereunder.

          9.5 EXECUTION AND DELIVERY OF EXHIBITS. The Merger Subsidiary shall have executed and delivered to the Company the Articles of Merger, and Apollo and the Surviving Corporation (as applicable) shall have executed and delivered to the Stockholder the Non-Competition Agreement.

          9.6 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Stockholder and their counsel.

     10. CLOSING.

          10.1 PLACE AND DATE OF CLOSING. Unless this Agreement shall be terminated pursuant to Section 11 below, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Greenberg Traurig, 111 North Orange Avenue, Suite 2050, Orlando, Florida 32801, or such other location as is agreed to between the parties, at 10:00 A.M. local time on November 21, 1997, or such later date (not later than November 26, 1997) as may be reasonably agreeable to all parties (the date of the Closing being referred to in this Agreement as the "Closing Date").

          10.2 ACTIONS AT CLOSING. On the Closing Date, simultaneous with the Closing, the parties shall file or cause to be filed Articles of Merger with the Secretary of State of the applicable jurisdiction. At the Closing, the parties shall make all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date.

     11. TERMINATION OF AGREEMENT.

          11.1 GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing: (a) by Apollo if it is not satisfied, in its sole and absolute discretion, with the results of its due diligence investigation; (b) by the mutual written consent of Apollo, the Company and the Stockholder; (c) by Apollo, or by the Company and the Stockholder, if: (i) a material breach shall exist with respect to the written representations and warranties made by the other party or parties, as the case may be, (ii) the other party or parties, as the case may be, shall take any action prohibited by this Agreement, if such actions shall or may have a material adverse effect on the Company or on Apollo, and/or the transactions contemplated hereby, (iii) the other party or parties, as the case may be, shall not have furnished, upon reasonable notice therefor, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it or they shall have agreed to furnish, and it is reasonably unlikely that the other party or parties will be able to furnish such item(s) prior to the Outside Closing Date specified below, or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of any party hereto and such consent is not obtainable without material cost or penalty (unless the party or parties not seeking to terminate this Agreement agrees or agree to pay such cost or penalty); or (e) by Apollo, or by the Company and the Stockholder, at any time on or after November 26, 1997 (the "Outside Closing Date"), if the transactions contemplated hereby shall not have been consummated prior thereto, and the party directing termination shall not then be in breach or default of any obligations imposed upon such party by this Agreement.

          11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Section 11, prompt written notice shall be given by the terminating party to the other party, and no party to this Agreement shall have any further liability to the other, except as provided in Section 7.3 above or Section 14, below.

     12. INDEMNIFICATION.

          12.1 GENERAL.

               (a) Each of the individuals comprising the Stockholder, jointly and severally (for purposes of this Section 12, the "Stockholders") shall defend, indemnify and hold harmless the Surviving Corporation and Apollo from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, fines and reasonable attorneys' fees, that the Surviving Corporation and/or Apollo may incur, sustain or suffer (x) as a result of any breach of, or failure by the Stockholders or the Company, to perform, any of the representations, warranties, covenants or agreements of the Stockholders or the Company contained in this Agreement or in any Schedule(s) furnished by or on behalf of the Stockholders or the Company under this Agreement, including without limitation any audit costs incurred by an Internal Revenue Service audit of the Company which results in a tax deficiency for the tax year(s) audited, and (y) arising out of or relating to the litigation described in Part A-1(20) of the Disclosure Letter ((x) and (y) are referred to herein as the "Losses").

               (b) The Surviving Corporation and Apollo shall jointly and severally defend, indemnify and hold harmless the Stockholder from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that such Stockholders may incur, sustain or suffer as a result of any breach of, or failure by Apollo to perform, any of the representations, warranties, covenants or agreements of Apollo contained in this Agreement.

          12.2 LIMITATIONS ON CERTAIN INDEMNITY.

               (a) As used in this Section 12.2, "Losses" shall mean and refer to, collectively, Losses as defined in Section 12.1(a) above.

               (b) The Surviving Corporation and Apollo shall be entitled to indemnification by the Stockholder, jointly and severally, for Losses referenced under Section 12.1(a), and the Stockholder shall be entitled to indemnification by the Surviving Corporation and Apollo for losses referenced under Section 12.1(b), only in respect of claims for which notice of claim shall have been given on or before the third anniversary of the Closing Date, or, with respect to Losses relating to a breach of any warranties under Section 4 above, the expiration of the final statute of limitations for those tax returns covered by the warranties under Section 4 above; PROVIDED, HOWEVER, that none of the Surviving Corporation, Apollo or the Stockholder shall be entitled to indemnification in the event that the subject claim for indemnification relates to a third-party claim and the prospective indemnified party (as the case may be) delayed giving notice thereof to such an extent as to cause material prejudice to the defense of such third-party claim.

          12.3 CLAIMS FOR INDEMNITY. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within thirty (30) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to American Arbitration Association arbitration in Orlando, Florida or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by those indemnifying parties obligated to make indemnification hereunder in such amount as shall be necessary to satisfy all applicable Losses determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel. Losses which take the form of litigation or arbitration costs and expenses (including reasonable attorneys' fees) which are not incurred in connection with an action or demand by a third party against the indemnified party or any of its Affiliates, shall not be paid on an ongoing basis as incurred, but rather all such costs and expenses incurred by the prevailing party in any such action shall be paid by the other party thereto.

          12.4 RIGHT TO DEFEND. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its Affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. All Losses which take the form of claims for litigation costs and expenses (including reasonable attorneys' fees) shall be paid to the indemnified party in cash on an ongoing basis as incurred. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have thirty (30) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

     13. POST-CLOSING EVENTS.

          In addition to the post-Closing covenants set forth in Sections 3 and 7 above, the parties hereby further agree that, from and after the Closing:

          13.1 ACCOUNTING COOPERATION. The Stockholder shall cause the accountants heretofore retained by the Company to cooperate with Apollo's accountants, MHC, in connection with any ongoing audit work relating to periods prior to the Closing Date, as required by applicable federal and state securities laws, and other reasonable requirements. Such cooperation shall include, without limitation, providing such assurances, comfort letters and access to work papers as may reasonably be requested by Apollo and its accountants.

     14. COSTS.

          14.1 FINDER'S OR BROKER'S FEES. Apollo (on the one hand) and the Stockholder (on the other hand) represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

          14.2 EXPENSES. Each party to this Agreement shall be responsible for its own costs and fees incurred in connection with the negotiation and preparation of this Agreement and exhibits referenced herein, and the consummation of the transactions contemplated hereby. Except as otherwise provided herein, Apollo shall pay all closing expenses; PROVIDED, that all professional fees and costs for the negotiation and review of this Agreement and for preparation of closing schedules and financial statements (as required under Section 6.1 hereof), that are incurred by and on behalf of the Company and the Stockholder shall be borne by the Stockholder. Anything elsewhere contained in this Agreement to the contrary notwithstanding, no expenses of any Stockholder in connection with the transactions contemplated by this Agreement shall be attributed to or paid by the Company.

     15. PARTIES.

          15.1 PARTIES IN INTEREST. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

          15.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, or on the day after the date sent by recognized overnight courier service with all charges prepaid, or (ii) three (3) days after being deposited in the United States mail if sent by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

               (a) If to Apollo or the Merger Subsidiary:

                        Stuart M. Frank
                        Chief Financial Officer
                        Apollo International of Delaware
                        6542 N. U.S. Highway 41, Suite 215
                        Apollo Beach, FL 33572

                        with a copy to:

                        Greenberg Traurig
                        111 North Orange Avenue, Suite 2050
                        Orlando, Florida 32801
                        Attention: Sandra C. Gordon, Esquire

               (b) If to the Company or to any Stockholder:

                        Trans-World Powernet, Inc.
                        15251 Roosevelt Blvd., #209
                        Clearwater, Florida 33960

or to such other address as either party shall have specified by notice in writing given to the other party.

     16. MISCELLANEOUS.

          16.1 AMENDMENTS AND MODIFICATIONS. No amendment or modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

          16.2 NON-ASSIGNABILITY; BINDING EFFECT. Other than the assignment of rights by Apollo to the Merger Subsidiary as and to the extent contemplated by
Section 1 above, neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

          16.3 SEVERABILITY. In the event that any provision or any portion of any provision of this Agreement shall be held invalid, illegal or unenforceable under applicable law, the remainder of this Agreement shall remain valid and enforceable, unless such invalidity, illegality or unenforceability substantially diminishes the rights and obligations, taken as a whole, of any party hereunder.

          16.4 ATTORNEYS' FEES. In the event of suit to enforce the terms of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party reasonable attorneys' fees, costs and expenses (including those incurred through all trial, appellate and post-judgment collection proceedings).

          16.5 GOVERNING LAW; JURISDICTION. Except to the extent that Applicable Law shall govern with respect to the Merger, this Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Florida applicable to contracts made and to be performed wholly within such State.

          16.6 EFFECT OF HEADINGS. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

          16.7 ENTIRE AGREEMENT; WAIVERS. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and Exhibits hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          16.8 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

      APOLLO ACQUISITION II, INC.

      By: /s/ DAVID W. CLARKE
         -----------------------
      Name:  David W. Clarke
      Its:  President


      APOLLO INTERNATIONAL OF DELAWARE, INC.

      By:  /s/ DAVID W. CLARKE
         -----------------------
      Name:  David W. Clarke
      Its:  President

      TRANS-WORLD POWERNET, INC.

      By: /s/ CHIHKAI J. TANG
         -----------------------
      Name:  Chihkai J. Tang
      Its: President


      STOCKHOLDER:


      /s/ CHIHKAI J. TANG
      --------------------------
      Chihkai J. Tang


      /s/ LYE HIN LIM
      ------------------------------
      Lye Hin Lim


      /s/ SIU-IENG TANG
      ------------------------------
      Siu-ieng Tang


      /s/ CHIH CHIEN TANG
      ------------------------------
      Chih Chien Tang


      /s/ YU NAM TANG
      ------------------------------
      Yu Nam Tang


      /s/ YUEN-FONG LAU
      ------------------------------
      Yuen-Fong Lau

                                    EXHIBIT A

                               ARTICLES OF MERGER

                                STATE OF FLORIDA
                               ARTICLES OF MERGER

                                       OF

                           APOLLO ACQUISITION II, INC.
                             A FLORIDA CORPORATION,

                                      INTO

                           TRANS-WORLD POWERNET, INC.,
                              A FLORIDA CORPORATION

      Pursuant to Section 607.1101 of the Florida Business Corporation Act (the "Act"), the undersigned corporations adopt the following Articles of Merger:

      FIRST: The plan of merger is set forth in the Agreement and Plan of Merger dated November 24, 1997 (the "Plan of Merger") by and between Apollo International of Delaware, Inc., a Delaware corporation ("Parent"), Apollo Acquisition II, Inc., a Florida corporation and a wholly-owned subsidiary of Parent ("Subsidiary"), Trans-World Powernet, Inc., a Florida corporation ("Trans-World"), and Chihkai J. Tang, Lye Hin Lim, Siu-Ieng Tang, Chih Chien Tang, Yu Nan Tang and Yuen-Fong Lau, with Subsidiary merging with and into Trans-World, with Trans-World being the surviving corporation. An executed copy of the Plan of Merger is attached hereto as EXHIBIT A and made a part hereof.

      SECOND: Pursuant to Section 607.1105(1)(b) of the Act, the effective date of the merger contemplated hereby shall be the date on which these Articles of Merger are filed with the Secretary of State of the State of Florida.

      THIRD: The Plan of Merger was approved and adopted by each of the Board of Directors and shareholders of Subsidiary and Trans-World on the 24th day of November, 1997.

      IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Merger to be executed on its behalf by its duly authorized officers as of this 24th day of November, 1997.

                                    APOLLO ACQUISITION II, INC.
                                    a Florida corporation

                                    By:
                                       ------------------------
                                          Stuart M. Frank
                                          Vice President and Secretary


                                    TRANS-WORLD POWERNET, INC.
                                    a Florida corporation

                                    By:
                                       -------------------------
                                          Chihkai J. Tang
                                          President

                                   EXHIBIT A-1


                 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

          Each of Shareholders, jointly and severally hereby represents and warrants to Apollo and the Merger Subsidiary as follows (all references to a subsection of PART A-1 of the Disclosure Letter shall be found in SCHEDULE B to the Disclosure Letter):

          1. TITLE TO THE STOCK. The Stockholder has good, valid and marketable title to the Stock in the amounts and proportions as set forth in the Disclosure Letter dated the date hereof (which has been separately delivered to Apollo and is incorporated herein by reference and made a part hereof as if fully set forth herein, the "Disclosure Letter"), all of which Company Stock has been duly authorized and validly issued and is fully paid and non-assessable, and is (and on the Closing Date will be) free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws). The Stockholder is the only record and beneficial owner of 100% of the issued and outstanding shares of Company Stock.

          2. VALID AND BINDING AGREEMENT.

               (a) The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company have been duly and validly authorized by the Board of Directors and the stockholders of the Company, and the Company has the full legal right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

               (b) The Company and the Stockholder have full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and, when executed and delivered by the Stockholder, the Non-Competition Agreement (as defined in Section 8.7 of the Agreement), constitutes and will constitute the legal, valid and binding obligations of the Company and the Stockholder (as applicable), enforceable against the Company and the Stockholder (as applicable) in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

          3. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has all necessary corporate power and authority to carry on its business and to own, lease and operate its properties; and (c) is qualified to do business as a foreign corporation in each foreign jurisdiction where such qualification is required by law. True and complete copies of the Articles of Incorporation and By-Laws of the Company (including all amendments thereto), and a correct and complete list of the officers and directors of the Company, are annexed to the Disclosure Letter.

          4. CAPITAL STRUCTURE; STOCK OWNERSHIP.

               (a) The authorized capital stock of the Company is as set forth in its Articles of Incorporation and the Company Stock constitutes all of the issued and outstanding capital stock of the Company. The shares of the Stock and the record and beneficial owner thereof is as set forth in PART A-1, 4(a) of the Disclosure Letter, and no other shares of capital stock of the Company are issued or outstanding.

               (b) There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating the Company to issue, transfer or purchase any shares of its capital stock, or obligating any Stockholder to transfer any shares of Company Stock owned by such Stockholder. No shares of capital stock of the Company are reserved for issuance pursuant to stock options, warrants, agreements or other rights to purchase capital stock.

          5. SUBSIDIARIES AND INVESTMENTS. The Company does not own, directly or indirectly, any stock or other equity securities of any corporation or entity, or has any direct or indirect equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the business conducted by the Company.

          6. FINANCIAL INFORMATION. PART A-1(6) of the Disclosure Letter contains: (i) an aging schedule of accounts receivable and accounts payable of the Company as of November 11, 1997; (ii) a list of the outstanding principal balance of and approximate accrued interest on all indebtedness including without limitation accounts payable and loans and/or notes payable of the Company as of November 11, 1997; (iii) a list of all obligations of the Company to any of the stockholders of the Company and/or any of their respective Affiliates on the date hereof; (iv) a list of all obligations of the Company guaranteed by any of the stockholders of the Company on the date hereof, and the terms of such guarantees; and (v) a list reflecting the nature and amount of all obligations owed to the Company on the date hereof by any of the stockholders of the Company and/or any of their respective Affiliates. Wherever used herein, the term "Affiliate" means, as respects any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

          7. NO MATERIAL CHANGES. Since November 11, 1997, the business of the Company has continued to be operated only in the ordinary course, and there has not been:

               (a) Any material change in the financial condition, operations or business of the Company from that shown on the Unaudited Financial Statements (as defined in Section 6.1 of the Agreement), or any material transaction or commitment effected or entered into outside of the normal course of the Company's business;

               (b) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, operations, assets, properties, financial condition or prospects of the Company;

               (c) Any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Stock, any other payment of any kind by the Company to any of the stockholders of the Company or any of their respective Affiliates outside of the ordinary course of business, any forgiveness of any debt or obligation owed to the Company by any of the stockholders of the Company or any of their respective Affiliates, or any direct or indirect redemption, purchase or other acquisition by the Company of any capital stock of the Company; or

               (d) Any other event or condition arising from or out of the operation of the Company which has or may materially and adversely affect the business, financial condition, results of operations or prospects of the Company.

          8. TAX RETURNS AND AUDITS.

               (a) Except as disclosed in PART A-1(8) of the Disclosure Letter, [i] on the date hereof and on the Closing Date, all federal, state and local tax returns and tax reports required to be filed by the Company on or before the date of this Agreement or the Closing Date, as the case may be, have been and will have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; [ii] all federal, state and local income, franchise, sales, use, property, excise and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to the Company as of the date hereof and as of the Closing Date have been and will have been fully paid, and appropriate accruals shall have been made on the Company's books for taxes not yet due and payable; [iii] as of the Closing Date, all taxes and other assessments and levies which the Company is required by law to withhold or to collect on or before the Closing Date will have been duly withheld and collected, and will have been paid over to the proper governmental authorities to the extent due and payable on or before the Closing Date; and [iv] there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Company. At and after the Closing Date, the Company will not have any liability for any federal, state or local income tax with respect to any taxable period ending on or before the Closing Date, except as and to the extent disclosed in PART A-1(8) of the Disclosure Letter. Discretionary decisions made by Apollo and its management with respect to filing or amending any tax returns of the Company concerning periods ended on or prior to the Closing Date, which decisions are not required under applicable law and which decisions result in additional liability to the Company other than as disclosed in this Agreement or the Schedules annexed hereto, shall not result in any breach of representations and warranties contained in this Subsection 8(a).

               (b) There are no audits pending with respect to any federal, state or local tax returns of the Company, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Company.

          9. PERSONAL PROPERTY; LIENS. The Company has and owns good and marketable title to all of its personal property, free and clear of all liens, pledges, claims, security interests and encumbrances whatsoever, except for: (a) liens securing the Company's indebtedness for money borrowed as reflected in the Unaudited Financial Statements, pursuant to the security agreements listed in PART A-1(9) of the Disclosure Letter; (b) liens securing the deferred purchase price of machinery, equipment, vehicles and/or other fixed assets, as indicated on PART A-1(9) of the Disclosure Letter; (c) liens for current taxes not yet due and payable or which are being contested in good faith by appropriate proceedings; and (d) liens, pledges, claims, security interests, encumbrances, mortgages, conditions or restrictions which are not, individually or in the aggregate, material in character or amount and do not interfere with the use made or presently proposed to be made of any such property (collectively, "Permitted Liens"). All material items of machinery, equipment, vehicles and other fixed assets owned or leased by the Company are listed in PART A-1(9) of the Disclosure Letter.

          10. REAL PROPERTY.

               (a) The Company does not own or have any interest of any kind (whether ownership, lease or otherwise) in any real property except to the extent of the Company's leasehold interest under the lease for its business premises, and true and complete copies of all real property leases (including all amendments thereto) to which the Company is a party in any capacity are attached to SCHEDULE A of the Disclosure Letter (the "Leases").

               (b) The Company (and, to the best of the Stockholder's knowledge, the landlord thereunder) is presently in compliance with all of its obligations under the Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted), are adequate for the operation of the Company's business as presently conducted, and a default, termination, or modification of currently effective payment or other terms thereunder will not be effected as a result of consummation of the Merger and the transactions contemplated by this Agreement.

          11. ACCOUNTS RECEIVABLE. All accounts receivable of the Company are set forth in PART A-1(6)(i) of the Disclosure Letter.

          12. INVENTORIES. All inventories are shown in PART A-1(12) of the Disclosure Letter, and consist of items which are of a quality and quantity which are useable in the ordinary course of the Company's business.

          13. INSURANCE POLICIES. A true and correct schedule of all insurance coverage held by the Company concerning its business and properties is set forth in SCHEDULE A of the Disclosure Letter; and except as set forth therein such coverage insures all of the Company's assets for the full replacement cost thereof (net of reasonable deductibles), and are adequate for the normal operation of the Company's businesses.

          14. PERMITS AND LICENSES. Except as set forth in PART A-1(14) of the Disclosure Letter, the Company possesses all required permits, licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over the Company, necessary in order to operate its business in the manner presently conducted, all of which permits, licenses and/or franchises are valid, current and in full force and effect; and none of such permits, licenses or franchises will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the Merger and consummation of the transaction contemplated by this Agreement.

          15. CONTRACTS AND COMMITMENTS.

               (a) PART A-1(15) of the Disclosure Letter lists all material contracts, leases, commitments, indentures and other agreements to which the Company is a party (collectively, "Material Contracts").

               (b) To the best of the Stockholder's knowledge, except as set forth in PART A-1(15) of the Disclosure Letter: (i) all Material Contracts are in full force and effect; (ii) the Company has received any written notice that any Material Contract is in material breach or default or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a material default by any party under any such contract, lease, agreement or commitment; and (iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the Merger and the consummation of the transactions contemplated by this Agreement.

               (c) To the best of the Stockholder's knowledge, no purchase commitment by the Company is in excess of the normal, ordinary and usual requirements of the business of the Company.

               (d) Except for the Leases and otherwise as set forth in PART A-1(15), the Company does not have any outstanding contracts or commitments that are not cancelable by the Company without penalty, premium or liability (for severance or otherwise) on less than thirty (30) days' prior written notice.

               (e) There is no outstanding power of attorney granted by the Company to any person, firm or corporation for any purpose whatsoever.

               (f) The Company's lease of its present principal operating facility at 15251 Roosevelt Blvd., Suite 209, Clearwater, Florida 33760, terminates on November 30, 2000.

          16. CUSTOMERS AND SUPPLIERS. Neither the Stockholder nor, to the best of the Stockholder's knowledge, the Company, has received any written notice of any existing, announced or anticipated changes in the policies of any material suppliers or referral sources which will materially, adversely affect the business presently being conducted by the Company.

          17. LABOR, BENEFIT AND EMPLOYMENT AGREEMENT.

               (a) (x) Except as set forth in PART A-1(17) of the Disclosure Letter, the Company is not a party to (i) any collective bargaining agreement or other labor agreement, or (ii) any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s) which is not terminable without penalty by the Company on not more than thirty (30) days' prior written notice; (y) PART A-1(17) hereto sets forth the amount of all compensation or remuneration (including any discretionary bonuses) to be paid by the Company during the 1997 calendar year to employees or consultants who presently receive aggregate compensation or remuneration at an annual rate in excess of $10,000.00.

               (b) Except as disclosed in PART A-1(17) of the Disclosure Letter, the Company does not maintain, or have any liabilities or obligations of any kind with respect to, any bonus, deferred compensation, pension, profit sharing, retirement or other such benefit plan, and does not have any potential or contingent liability in respect of any actions or transactions relating to any such plan other than to make contributions thereto if, as and when due in respect of periods subsequent to the date hereof.

               (c) Except for the group insurance programs and any other insurance listed in PART A-1(17) of the Disclosure Letter, the Company does not maintain any medical, health, life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current of former employees, and, except as required by statute or governmental regulation, the Company does not have any liability, fixed or contingent, for health or medical benefits to any former employee.

          18. NO BREACH OF STATUTE, DECREE OR OTHER INSTRUMENT.

               (a) Except as set forth in PART A-1(18) of the Disclosure Letter:
(i) neither the execution and delivery of this Agreement by the Company and/or the Stockholder, nor the performance of or compliance with the terms and provisions of this Agreement on the part of the Company and/or the Stockholder, will violate or conflict with any term of the Articles of Incorporation or By-Laws of the Company or any statute, law, rule or regulation of the governmental authority affecting the existing business of the Company, or will at the Closing Date conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any judgment, order, award, injunction, decree, contract, lease, agreement, indenture or other instrument to which the Company or the Stockholder is a party or by which the Company or the Stockholder is bound; (ii) no consent, authorization or approval of or filing with any governmental authority or agency, or any third party, will be required on the part of the Company or the Stockholder in connection with the consummation of the transactions contemplated hereby; and (iii) the Company will not be required, whether by law, regulation or administrative practice, to reapply for or refile to obtain any of the licenses, permits or other authorizations presently held by the Company and required for the operation of its business as conducted on the date hereof.

               (b) In connection with and as respects the Merger, the Company and the Stockholder have waived any and all rights which it or he may have (by way of right of first refusal, right of first offer, or otherwise) to purchase any of the Company Stock by reason of the proposed disposition thereof by the other pursuant to the Merger.

          19. COMPLIANCE WITH LAWS.

               (a) The Company is, and has been at all times during the one (1) year period prior to the date hereof, in compliance with all domestic, foreign, federal, state, local and municipal laws and ordinances and governmental rules and regulations, and all requirements of insurance carriers, applicable to its business, affairs, properties or assets.

               (b) Neither the Stockholder or the Company, nor to the best of the Stockholder's knowledge, any of the Company's directors, officers or employees, has received any written notice of default or violation, nor is the Company, or to the best of the Stockholder's knowledge, any of the Company's directors, officers or employees, in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets. Neither the Stockholder nor the Company, nor to the best of the Stockholders' knowledge, any of the Company's directors, officers or employees, has received written notice of, been charged with, or is under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets, which violation would have a material adverse effect on the business, financial condition, results of operations or prospects of the Company.

          20. LITIGATION. Except as disclosed in PART A-1(20) of the Disclosure Letter, there is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation pending, or to the best knowledge of the Stockholder, threatened, by or against the Company or any of its assets or properties. The Stockholder is not aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or the basis of any suit, action, arbitration, proceeding or investigation against or with respect to the Company.

          21. PATENTS, LICENSES AND TRADEMARKS.

               (a) There are not any patents, patent applications, copyright registrations and applications, registered trade names, and trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by the Company and/or the Stockholder or any of the Company's directors, officers, stockholders or employees and which in any way relate to or are used in the business of the Company; (b) there are no licenses, both domestic and foreign, which are owned or controlled by the Company or the Stockholder and/or any of the Company's directors, officers, stockholders or employees and which in any way relate to or are used in the business of the Company; and (c) all franchises, licenses and/or similar arrangements granted to the Company by others and/or to others by the Company.

               (b) Stockholder warrants that the Company's products, including without limitation all software programs, source codes, diagrams, schematics and all other related documentation, data and materials in connection therewith (collectively, the "Products") are of original development by the Company and that the Products do not infringe upon or violate any patent, copyright, trademark, invention, proprietary information, nondisclosure, or other right of any third party.

          22. TRANSACTIONS WITH AFFILIATES. Except as set forth in PART A-1(22) of the Disclosure Letter, no material asset employed in the business of the Company is owned by, leased from or leased to any of the stockholders of the Company, any of their respective Affiliates, members of their families or any partnership, corporation or trust for their benefit, or any other officer, director or employee of the Company or any Affiliate of the Company.

          23. BANK ACCOUNTS. Set forth in PART A-1(23) of the Disclosure Letter is a correct and complete list of all bank accounts and safe deposit boxes maintained by or on behalf of the Company, with indication of all persons having signatory, access or other authority with respect thereto.

          24. INVESTMENT. All shares of Apollo Stock which the Stockholder shall acquire pursuant to this Agreement will be acquired by the Stockholder for its own account, for investment purposes only, and not with a view to the resale or distribution thereof. The Stockholder hereby acknowledges its receipt and review of the most recent prospectus, annual report, quarterly report and current report of Apollo as filed with the Securities and Exchange Commission, and acknowledges and confirms that it has had the full and fair opportunity to obtain such additional and/or updated information regarding Apollo as it has deemed appropriate in connection with the transactions contemplated hereby. All of the representations, warranties and other information contained in the Subscription Agreement annexed as EXHIBIT B to the Agreement, when executed by the Stockholder as of the date hereof, shall be true and correct.

          25. DISCLOSURE AND DUTY OF INQUIRY. Neither Apollo nor the Merger Subsidiary will be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Stockholder in this Agreement.

          26. LIABILITIES.

               (a) Except as set forth in PART A-1(26) of the Disclosure Letter hereto (and to the extent not disclosed in other Schedules to this Agreement), the Company has no separate indebtedness or payable outstanding which individually exceed $5,000.00 or outstanding indebtedness or payables which in the aggregate exceed $10,000.00. There are no material contingent or actual liabilities of whatever nature, except as set forth in

PART A-1(27) of the Disclosure Letter, that are not disclosed in the Unaudited Financial Statements, including but not limited to liabilities for sales and use taxes, state and local taxes, payroll taxes and FICA payments, other mandated fees, fines, or payments of any kind due and payable to any level of government.

               (b) All indebtedness and accounts payable of the Company as of the date of this Agreement are set forth in PART A-1(26) of the Disclosure Letter hereto (to the extent not disclosed in other Schedules to this Agreement), which obligations are identified by current outstanding principal balance and accrued and unpaid interest, if any, owed to each creditor, together with the name, address and telephone number of each such creditor.

          27. NO CONSENTS. No consents to the transaction contemplated in this Agreement are required other than as set forth in PART A-1(27) of the Disclosure Letter, which, in the absence of such consents, will result in a default under any leases or contracts (including without limitation loan agreements or other debt instruments) to which the Company is a party, or will result in an acceleration of any obligations of the Company.

                                   EXHIBIT A-2

                      REPRESENTATIONS AND WARRANTIES OF APOLLO

          Apollo hereby represents and warrants to the Stockholder as follows:

          1. ORGANIZATION, GOOD STANDING AND QUALIFICATION.

               (a) Apollo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

               (b) The Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all necessary power and authority to consummate the Merger with the Company as contemplated hereby. The Merger Subsidiary is a wholly-owned subsidiary of Apollo, and will have no material assets or liabilities at the time of the Closing.

          2. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Apollo have been duly and validly authorized by the Board of Directors of Apollo; and Apollo has (and, at the time of the Closing, the Merger Subsidiary will have) the full legal right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. No further corporate authorization is necessary on the part of Apollo to consummate the transactions contemplated hereby.

          3. VALID AND BINDING AGREEMENT. This Agreement and, when executed and delivered by Apollo, the Non-Competition Agreement, (as defined in Section 8.7 of the Merger Agreement), constitute and will constitute the legal, valid and binding obligations of Apollo, enforceable against Apollo in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

          4. NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement by Apollo, nor compliance with the terms and provisions of this Agreement on the part of Apollo, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting Apollo; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which Apollo is a party, or by which Apollo is bound, or constitute a default thereunder.

          5. BUSINESS AND FINANCIAL INFORMATION. The financial statements and other information contained in the documents and reports referred to in EXHIBIT A-1(24) are correct and complete in all material respects, and the financial statements included therein present fairly the financial position of Apollo in conformity with generally accepted accounting principles consistently applied (subject, in the case of unaudited statements, to the absence of footnote disclosures and to customary fiscal year-end audit adjustments which will not, individually or in the aggregate, be material to the consolidated financial condition of Apollo and its subsidiaries).

          6. APOLLO SHARES. When transferred or issued to the Stockholder pursuant to Section 2 of the Merger Agreement, all shares of common stock of Apollo delivered to the Stockholder shall be duly authorized, validly issued and fully paid and non-assessable, and free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

          7. INVESTMENT. Apollo will be acquiring ownership of the outstanding capital stock of the Surviving Corporation for its own account, for investment purposes only, and not with a view to the resale or distribution thereof.

          8. DISCLOSURE AND DUTY OF INQUIRY. The Stockholder is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by Apollo in this Agreement.

                                    EXHIBIT B

                             SUBSCRIPTION AGREEMENT

                             SUBSCRIPTION AGREEMENT

     THIS AGREEMENT is made and entered into as of the 24th day of November 1997, by and between Apollo International of Delaware, Inc., a Delaware corporation (the "Company"), and the individual set forth on the signature page hereof ("Subscriber").

                                   WITNESSETH:

     WHEREAS, Subscriber, is one (1) of six (6) shareholders in Trans-World Powernet, Inc., a Florida corporation ("Trans-World"); and

     WHEREAS, Subscriber is selling all of his interest in Trans-World (pursuant to that certain Agreement and Plan of Merger entered into as of the 24th day of November 1997, by and among the Company, Apollo Acquisition II, Inc., Trans-World, Subscriber, and the remaining five (5) shareholders of Trans-World (the "Merger Agreement"); and

      WHEREAS, pursuant to the Merger Agreement, Subscriber will be paid in part with shares of common stock of the Company ("Shares").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto do hereby agree as follows:

     1. PURCHASE OF SHARES.

     2. REPRESENTATIONS AND WARRANTIES. Subscriber hereby represents, warrants and covenants to the Company that in connection herewith:

          (a) REVIEW AND EVALUATION OF INFORMATION REGARDING THE COMPANY:
Subscriber has had an opportunity to examine the governing instruments and the material documents and records of the Company, to ask questions and receive answers from the representatives of the Company concerning the Company's financial condition and business and to obtain such other information that he has deemed necessary to make a fully informed decision.

          (b) PURCHASER'S FINANCIAL EXPERIENCE. Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of his investment in the Shares. Subscriber is familiar with the nature and risks attending investments

          (c) SUITABILITY OF INVESTMENT. Subscriber understands that the Shares are speculative investments and involve a high degree of risk, including but not limited to: there is no guarantee of success of the business of the Company; he may not receive any return (economic or otherwise) on his investment, and management and the majority shareholders have extreme latitude and generally, the sole discretion, to determine the financial picture, operations and potential dissolution of the Company. Subscriber has evaluated the merits and risks of

Subscriber's proposed investment in the Shares, including those risks particular to Subscriber's personal situation, and he has determined that this investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character, and at this time Subscriber could bear a complete loss of his investment. Further, Subscriber will continue to have, after making his investment in the Shares, adequate means of providing for his current needs, the needs of those dependent on him, and possible personal contingencies.

          (d) INVESTMENT INTENT. Subscriber is purchasing the Shares for investment purposes only and for his own account, and has no present commitment, agreement or intention to sell, distribute or otherwise dispose of any of them or to enter into any such commitment or agreement.

          (e) UNREGISTERED SECURITIES; LIMITATIONS ON DISPOSITION. Subscriber understands that the Shares are being sold without registration under federal or any state securities laws ("Securities Laws") by reason of specific exemptions from registration and that the Company is relying on the information given herein in its determination of whether such specific exemptions are available. Subscriber understands that because the Shares have not been and will not be registered under the Securities Laws, they cannot be sold unless and until they are subsequently registered or an exemption from registration is available. Subscriber represents that he can afford to hold the Shares for an indefinite period of time.

          (f) NON-RELIANCE. Subscriber is not relying on the Company or any representation contained herein with respect to the tax or economic effect of his investment in the Company.

          (g) PROHIBITIONS ON CANCELLATION, TERMINATION, REVOCATION, TRANSFERABILITY, AND ASSIGNMENT. Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, he is not entitled to cancel, terminate, or revoke this Agreement, and this Agreement shall survive his death or disability. Subscriber further agrees that he may not transfer or assign his rights or obligations under this Agreement without the written consent of the Company.

          (h) AUTHORITY TO ENTER INTO AGREEMENT. The Subscriber has the full right, power, and authority to execute and deliver this Agreement and perform its obligations hereunder.

          (i) RESIDENCY. Subscriber is a bona fide resident of the State set forth below his name on the signature page hereof.

          (j) RESTRICTION ON TRANSFER. Subscriber covenants and agrees that he will not, from the date hereof through the period ending July 10, 1999, without the prior consent of May Davis Group, Inc., publicly sell any securities of Apollo owned directly or indirectly by the Subscriber or owned beneficially by the Subscriber, or otherwise sell or transfer such securities unless the transferee agrees in writing to be bound by the terms of this subsection.

     3. INDEMNIFICATION. Subscriber shall indemnify and hold harmless the Company and its agents and counsel against any and all loss damage liability or expense (including attorneys' fees and costs) which may be suffered by reason of any breach of his representations, warranties or covenants contained in Section 2 hereof.

     4. GOVERNING LAW; JURISDICTION. This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Florida, without reference to its choice of law principles.

     5. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and terminates any prior communication, agreement or understanding, whether written or oral. This Agreement my only be modified by a writing signed by all parties.

     6. NOTICES. Whenever notice is provided for in this Agreement, it shall be given in writing and hand delivered or mailed by registered or certified mail, return receipt requested, to the party or parties to whom addressed at the addresses set forth on the signature page of this Agreement. Any party may change the address to which notice shall be delivered or mailed by notice duly given.

     7. INFORMATION BY SUBSCRIBER. Subscriber shall furnish to the Company such information regarding Subscriber and the distribution proposed by Subscriber as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to herein.

     8. BENEFITS. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, beneficiaries, legal representatives, successors, and assigns (including successive as well a immediate successors to and assigns of said parties).

     9. ATTORNEYS' FEES. In the event of suit or other legal proceeding, including mediation or arbitration, to enforce the terms of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party its reasonable attorneys' fees, reasonable expenses and court costs, which shall include any appellate proceeding.

     10. SEVERABILITY. In the event that any of the provisions of this Agreement, or portions thereof, are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

     11. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained herein shall survive the Subscriber's delivery of payment for the Shares and acceptance by the Company of Subscriber's subscription to the Shares.

     12. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

     13. SECTION HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     14. EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first written above.

                                    APOLLO INTERNATIONAL OF
                                    DELAWARE, INC.

                                    By:
                                       --------------------------
                                            David W. Clarke, PRESIDENT

                                    Address: 6542 N. U.S. Hwy 41, Suite 215,
                                             Apollo Beach, Florida 33572


                                    SUBSCRIBER:

                                    -----------------------------
                                    Name:
                                    Address:
                                             --------------------

                                             --------------------
           Resident of the State of
                                   ------------------------------